         THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH WARRANTS
         AND SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED OR
        HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT
       WITH RESPECT TO SUCH SECURITIES UNDER SAID ACT AND ANY APPLICABLE
            STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY
                      SATISFACTORY TO THE COMPANY THAT SUCH
                          REGISTRATION IS NOT REQUIRED.

                            WARRANT CERTIFICATE NO. 1

                               WARRANT TO PURCHASE
                          51,000 SHARES OF COMMON STOCK

                              VOID AFTER 5:00 P.M.
                         PACIFIC TIME, ON APRIL 19, 2006

                                DALIPRINT, INC.

                           INCORPORATED UNDER THE LAWS
                            OF THE STATE OF DELAWARE

                  This certifies that, for value received, Tradeway Securities Group, Inc., the registered holder hereof or assigns (the "Warrantholder"), is entitled to purchase from Daliprint, Inc. (the "Company"), at any time during the period commencing at 6:30 am., Pacific time, on April 19, 1999, and before 5:00 p.m., Pacific time, on April 19, 2006, at the purchase price per share of Common Stock, $0.001 par value (the "Common Stock") of $0.255 (the "Warrant Price"), 51,000 shares of Common Stock of the Company (the "Warrant Stock "). The number of shares of Common Stock of the Company purchasable upon exercise of each Warrant evidenced hereby shall be subject to adjustment from time to time as set forth in the Placement Agent's Warrant Agreement, dated as of April 19, 1999, by and between the Company, among others, and Tradeway Securities Group, Inc. (the "Placement Agent's Warrant Agreement").

                  The Warrants evidenced hereby represent the right to purchase an aggregate of up to 51,000 shares of Warrant Stock (subject to adjustment as provided in the Placement Agent's Warrant Agreement) and are issued under and in accordance with the Placement Agent's Warrant Agreement, and are subject to the terms and provisions contained in the Placement Agent's Warrant Agreement, to all of which the Warrantholder by acceptance hereof consents.

                  The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form attached hereto duly executed (with a signature guarantee as provided hereon) and simultaneous payment of the Warrant Price at the principal office of the Company. Payment of such price shall be made at the option of the Warrantholder in any manner allowed in the Placement Agent's Warrant Agreement.

                  Upon any partial exercise of the Warrants evidenced hereby, there shall be signed and issued to the Warrantholder a new Warrant Certificate in respect of the shares of Warrant Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Warrant Stock as evidenced by the Warrant or Warrants exchanged. No fractional securities shall be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

                  This Warrant Certificate does not entitle any Warrantholder to any of the rights of a stockholder of the Company.

                                            DALIPRINT, INC.

                                            By:
                                                --------------------------------
                                                James A. Prestiano, President


Dated as of April 19, 1999


ATTEST:


--------------------------------------

                                  DALIPRINT, INC.
                                  PURCHASE FORM

DALIPRINT, INC. (the "Company")
317 Madison Avenue, Suite 2310
New York, NY 10017
Attention:  James A. Prestiano, President

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____ shares of Common Stock of the Company (the "Warrant Stock") provided for therein, and requests that certificates for the Warrant Stock be issued in the name of:


         ---------------------------------------------------------------
         (Please print or Type Name, Address and Social Security Number)

         ---------------------------------------------------------------

         ---------------------------------------------------------------

and, if said number of shares of Warrant Stock shall not be all the Warrant Stock purchasable hereunder, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder or his Assignee as below indicated and delivered to the address stated below.

Dated:
      -----------------

Name of Warrantholder
or Assignee:
                                    -------------------------
                                         (Please Print)
Address:
                                    -------------------------

                                    -------------------------
Signature:
                                    -------------------------

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever, unless these Warrants have been assigned.

Signature Guaranteed:
                     -----------------------------

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange of the National Association of Securities Dealers, Inc.)

                                   ASSIGNMENT
                 (To be signed only upon assignment of Warrants)

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers the right to purchase _____ shares of Warrant Stock represented by the within Warrant Certificate unto, and requests that a certificate for such Warrant be issued in the name of:


         ---------------------------------------------------------------
          (Name and Address of Assignee Must be Printed or Typewritten)

         ---------------------------------------------------------------

         ---------------------------------------------------------------

hereby irrevocably constituting and appointing _______________ Attorney to transfer said Warrants on the books of the Company, with full power of substitution in the premises and, if said number of shares of Warrant Stock shall not be all of the Warrant Stock purchasable under the within Warrant Certificate, that a new Warrant Certificate for the balance of the Warrant Stock purchasable under the within Warrant Certificate be registered in the name of the undersigned Warrantholder and delivered to such Warrantholder's address as then set forth on the Company's books.

Dated:
      ----------------------                 ---------------------------------
                                               Signature of Registered Holder

Note: The above signature must correspond with the name as it appears upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatever.

Signature Guaranteed:
                     -------------------------------

(Signature must be guaranteed by a bank or trust company having an office or correspondent in the United States or by a member firm of a registered securities exchange or the National Association of Securities Dealers, Inc.)